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                                                                    EXHIBIT 23.2


                               CONSENT OF COUNSEL

         The undersigned hereby consents to the use of our name, and the statement with respect to us appearing under the heading "Legal Matters" included in the Post Effective Amendment No. 5 on Form SB-2.


GARDERE & WYNNE, L.P.

/s/ Sanford E. Warren, Jr.      Date: April 22, 1999
--------------------------      ----
Sanford E. Warren, Jr.